Exhibit 10.6

AMENDMENT NO. 5

VALLEY NATIONAL BANCORP BENEFIT EQUALIZATION PLAN

Effective as of August 15, 2006, the Valley National Bancorp Benefit Equalization Plan (the Plan”) is amended as follows:

1.            Section 1.5 of the Plan, defining Change in Control, is amended by deleting the existing definition and replacing it with the following:

“1.5     ‘Change in Control’ means any of the following events: (i) when Valley National Bancorp (“Valley”) or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of Valley or a Subsidiary or an employee benefit plan established or maintained by Valley, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of Valley representing more than twenty-five percent (25%) of the combined voting power of Valley’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of Valley’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by Valley, a Subsidiary or an employee benefit plan established or maintained by Valley, a Subsidiary or any of their respective affiliates), (iii) the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which Valley is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of Valley’s assets or (C) a plan of liquidation or dissolution of Valley, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A)

common stock of Valley National Bank, a Subsidiary (the “Bank”), if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than Valley, an employee benefit plan established or maintained by Valley or a Subsidiary, or an affiliate of Valley or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of Valley’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of Valley’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) Valley will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of Valley or any successor to Valley; (II) “Non-Control Transaction” means a transaction in which Valley is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of Valley on the day before the first public announcement relating to the transaction; (III) the “Surviving Corporation” in a transaction in which Valley becomes the subsidiary of another corporation is the ultimate parent entity of Valley or Valley’s successor; (IV) the “Surviving Corporation” in any other transaction pursuant to which Valley is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation; and (V) the capitalized term “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with Valley, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.”

2.            Section 1.7 of the Plan, defining Compensation, is amended by deleting the existing definition and replacing it with the following:

“1.7                   “Compensation” shall mean a Participant’s annual rate of base earnings (excluding overtime and any other forms of additional compensation) paid to him for each calendar year effective as of each January 1. In addition, Compensation shall include all bonus payments paid to a Participant in a given calendar year.”

The foregoing Amendment shall apply to all Participants who are employed by the Company on or after August 15, 2006. If applicable, however, item 2 of the Amendment above shall apply for purposes of calculating Compensation for all years, including years prior to 2006.